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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported  May 11, 2000
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                            BIOLABS, INC. ("BILB")
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          (Exact name of registrant as specified in its charter)


             NEW YORK                   0-30252                   98-0163232
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        (State or other               (Commission               (IRS Employer
jurisdiction or incorporation)        File Number)           Identification No.)

  1A-3033 KING GEORGE HIGHWAY SURREY, B.C. CANADA            V4P 1B8
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     (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code  604-542-0820
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        (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

     On or about May 11, 2000, the Company was advised that the Phase I/II Therapeutic Clinical Trials of Mammastatin had been delayed by the FDA to address production controls. The Company's principal asset is its 50% Joint Venture interest in an entity developing an MSA test for breast cancer.

     The Company was advised by Biotherapies Inc., its Joint Venture partner, in which it also holds a 12.6% equity interest, that corrective action has been taken to remedy the incident. The Company has been informed that Biotherapies has sufficient quantities of Mammastatin to complete the current phase of clinical trials. The Company does not believe that this interruption in the clinical trials will materially adversely impact on its Joint Venture interests in the use of Mammastatin as a diagnostic for cancer testing. The Company publicly announced the delay in the clinical trials by news release dated May 11, 2000.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                       BioLabs , Inc. ("BILB")
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                                                            (Registrant)


Date  05/17/00                                         /s/ Lawrence J. Pasemko
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                                                       Lawrence J. Pasemko
                                                       Chief Financial Officer,
                                                       Secretary & Director